Exhibit 10.2

Performance STOCK UNIT AWARD AGREEMENT

(2022)

This Performance Stock Unit Award Agreement (the “Agreement”) is made as of the 16th day of March, 2022 between Myers Industries, Inc., an Ohio corporation (the “Company”), and __________________, an employee (the “Employee”) of the Company or one or more of its Subsidiaries.

WHEREAS, the Company has heretofore adopted the 2021 Long-Term Incentive Plan of Myers Industries, Inc. (the “Plan”); and

WHEREAS, it is a requirement of the Plan that a Performance Stock Unit Award Agreement be executed to evidence the Performance Stock Units awarded to the Employee.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree as follows:

1.
Grant of Performance Stock Units. The Company hereby grants to the Employee an Award of Performance Stock Units (such number to be determined as set forth in Section 4(b) based on a target award of ____________ Performance Stock Units) on the terms and conditions set forth herein and in the Plan. Each Performance Stock Unit represents the right of the Employee to receive the payment of one Share on the date that payment is made.
2.
Defined Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan. For purposes of this Agreement, the following terms shall have the meanings set forth below:
(a)
“Adjusted EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization in each case as set forth on the Company’s audited financial statements for the fiscal year with such adjustments as may be approved by the Compensation Committee of the Company’s Board of Directors, in its discretion.
(b)
Unless otherwise defined in a written agreement between Employee and the Company, “Cause” means:
(i)
The commission by the Employee (evidenced by a conviction or written, voluntary and freely given confession) of a criminal act constituting a felony or involving fraud or moral turpitude;
(ii)
The repeated failure of the Employee to follow the reasonable directives of the Employee’s superiors after having been given written notice thereof; or
(iii)
Commission by the Employee of any act, which both (A) constitutes gross negligence or willful misconduct and (B) has a materially adverse effect on the Company’s operations, properties or business relationships.
(c)
“Disability” means a physical or mental incapacity that prevents the Employee from performing his or her duties for a total of one hundred eighty (180) days in any twenty four (24) month period.
(d)
Unless otherwise defined in a written agreement between the Employee and the Company, “Good Reason” means the occurrence of one or more of the following conditions arising without the consent of the Employee:
(i)
A material diminution in the Employee’s annual base salary;
(ii)
A material diminution in the Employee’s duties and responsibilities; or
(iii)
A material change in the geographic location at which the Employee must perform his duties.

In order for a condition to constitute Good Reason, the Employee must provide written notice to the Company of the existence of the condition within forty-five (45) days of the initial existence of the condition (or within forty-five (45) days following the Employee actually becoming aware of such condition, if later), upon receipt of such notice, the Company shall have a period of thirty (30) days during which it may remedy the condition. Furthermore, to constitute Good Reason, the Employee must voluntarily terminate employment with the Company within one hundred eighty (180) days following the initial existence of the condition (or within one hundred eighty (180) days following the Employee actually becoming aware of such condition, if later). The parties agree that “Good Reason” will not be deemed to have occurred merely because the Company becomes a subsidiary or division of another entity following a Change of Control.

(e)
“Performance Goals” mean the levels of cumulative Adjusted EBITDA and Relative TSR established by the Compensation Committee of the Company’s Board of Directors for the Performance Period.
(f)
“Performance Period” means the three calendar year period commencing on January 1 of the year of this Agreement and ending on December 31 of the third calendar year thereafter, provided, however, that the performance period for purposes of determining Relative TSR (“rTSR Performance Period”) means the three year calendar period commencing on March 16, 2022 and ending on March 15, 2025.
(g)
“Relative TSR” or “rTSR” means the Total Shareholder Return (“TSR”) of the Company during the rTSR Performance Period compared to the TSR of all companies in the Industrials and Materials industry sectors of the S&P 600, as identified by their 2-digit GICS (“Comparator Group”) during the rTSR Performance Period, expressed as a percentile of the Company’s TSR relative to the Comparator Group’s TSR, respectively, for the rTSR Performance Period. TSR shall be calculated as follows

Ending Stock Price(1) – Beginning Stock Price(2) + Reinvested Dividends(3)
Beginning Stock Price

(1) Average stock price over last 20 trading days of rTSR Performance Period

(2) Average stock price over last 20 trading days preceding the start of the rTSR Performance Period

(3) Dividends are assumed to be reinvested as of the ex-dividend date

(h)
“Retirement” means retiring at age 65 or older with at least three years of service (as credited for purposes of the Company’s qualified retirement plan).
3.
Rights and Restrictions with Respect to Performance Stock Units.
(a)
The Performance Stock Units granted pursuant to this Agreement represent an unfunded and unsecured obligation of the Company, and the Employee shall have no rights with respect to the Performance Stock Units other than those of a general creditor of the Company. Prior to the issuance of Shares as payment with respect to the Performance Stock Units, the Employee shall have no voting, dividend or other rights of ownership in or to the Shares underlying the Performance Stock Units and shall not be deemed the beneficial owner of such Shares.
(b)
Except as otherwise provided in this Agreement, none of the Performance Stock Units may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, the right to receive payment with respect to the Performance Stock Units may be transferred upon the death of the Employee to the Employee’s Successor.
4.
Vesting of and Earning the Performance Stock Units.
(a)
The Performance Stock Units subject to this Agreement shall vest on March 16, 2025 (the “Vesting Date”) or, if earlier, upon any of the following “Acceleration Events”: (i) termination of the Employee’s employment with the Company and its Subsidiaries by reason of his or her death or Disability, subject to the additional provisions of Section 5(b), (ii) Retirement, subject to the additional provisions of Section 5(c), or (iii)

termination of the Employee’s employment with the Company and its Subsidiaries by the Company without Cause (as defined herein unless defined in any written agreement or severance plan between the Company and the Employee in effect at the time of such termination of employment) or by the Employee for Good Reason (as defined herein unless defined in any written agreement or severance plan between the Company and the Employee in effect at the time of such termination of employment), in either case following a Change in Control of the Company, subject to the additional provisions of Section 5(c).
(b)
The number of Performance Stock Units earned by the Employee shall be determined based on the relative level of achievement of the Performance Goals during the Performance Period as set forth in Exhibit A or, upon an Acceleration Event, as described in Section 5 (such number of Performance Stock Units, the “Earned Performance Stock Units”). Performance between two stated levels will be interpolated when determining the percentage of the Earned Percentage Stock Units. The determination of the Earned Performance Stock Units shall be made by the Compensation Committee of the Board of Directors in its sole discretion as soon as administratively possible after the Company’s audited financial statements are available for the final fiscal year of the Performance Period. Any Performance Stock Units or rights to Performance Stock Units that do not become Earned Performance Stock Units as of the Vesting Date or earlier upon an Acceleration Event shall be immediately and automatically forfeited to the Company without notice and without consideration.
(c)
In the event of the termination of the Employee’s employment by the Company for Cause (as defined herein unless defined in any written agreement between the Company and the Employee in effect at the time of such termination of employment) or by the Employee without Good Reason (as defined herein unless defined in any written agreement between the Company and the Employee in effect at the time of such termination of employment) prior to the earlier of the Vesting Date or an Acceleration Event, the Employee’s right to any Performance Stock Units subject to this Agreement shall be immediately and automatically forfeited to the Company without notice for no consideration. For the avoidance of doubt, a termination by the Employee without Good Reason will not include a termination by reason of the Employee’s death, Disability, Retirement, or a termination by the Employee for Good Reason.
5.
Determination of Earned Performance Units; Payment and Issuance of Shares.
(a)
General Provision. As soon as administratively practicable following the determination of the achievement of the Performance Goals for the Performance Period, but in no event later than March 15 following the end of the last Performance Period (the “Payment Date”), the Company shall make a payment to the Employee of one Share for every Earned Performance Stock Unit as payment with respect to each such Earned Performance Stock Unit.
(b)
Death or Disability. If the Employee’s employment with the Company is terminated prior to the last day of the Performance Period by reason of an Acceleration Event based on Employee’s death or Disability, then (i) for purposes of determining the number of Earned Performance Stock Units as of such Acceleration Event, the achievement of the Performance Goals shall be deemed to be at the target level of 100%, (ii) the number of Earned Performance Units that vest shall be pro-rated by multiplying the total number of Earned Performance Units determined under Section 5(b)(i) by a fraction, the numerator of which is the number of whole months the Employee was employed from the date of this Agreement until the date of death or Disability and the denominator of which is 36, (iii) the Company shall make a payment to the Employee of one Share for every Earned

Performance Stock Unit as soon as reasonably practicable following such Acceleration Event, but in no event later than thirty (30) days after the date of the Acceleration Event, and (iv) the Employee will not be entitled to any further payment pursuant to this Agreement.
(c)
Other Acceleration Events. If an Acceleration Event occurs prior to the Vesting Date (i) by reason of Retirement, (ii) by the Company without Cause (as defined herein unless defined in any written agreement between the Company and the Employee in effect at the time of such termination of employment), or (iii) by the Employee for Good Reason (as defined herein unless defined in any written agreement between the Company and the Employee in effect at the time of such termination of employment), the determination of the number of Earned Performance Stock Units, and any payment to be made to the Employee with respect to any Earned Performance Stock Units, shall be made as soon as reasonably practicable following the determination of the achievement of the Performance Goals for the Performance Period, but in no event later than March 15 of the calendar year following the end of the last Performance Period.
(d)
Dividends. If any dividends are declared on the Company’s Shares while the Performance Stock Units subject to this Agreement are outstanding, the Company shall make a payment to the Employee on the Payment Date or the Acceleration Event, as the case may be, with respect to each Performance Stock Unit that became a Earned Performance Stock Unit on the Payment Date or the Acceleration Event, in an amount equal to the aggregate amount of dividends that would have been payable to the Employee with respect to each such Earned Performance Stock Unit had such Earned Stock Performance Unit instead been an issued and outstanding Share on the record date of any such dividends (the “Dividend Equivalent Amount”). At the Company’s discretion, payment of the Dividend Equivalent Amount may be made in cash or in Shares having a Fair Market Value on the Payment Date or the Acceleration Event, as the case may be, equal to the Dividend Equivalent Amount. In no event will dividends or any dividend equivalents be paid on unvested Performance Stock Units which are forfeited.
(e)
Manner of Delivery. At the Company’s election, the Company shall cause the Shares delivered as payment with respect to the Earned Performance Stock Units to either be evidenced by a book entry account maintained by the Company’s stock transfer agent (the “Transfer Agent”), by a certificate issued in the Employee’s name, or by delivery to the Employee’s individual share holdings account in the Company’s equity plan manager’s system (“Employee’s Account”).
(f)
Shareholder Status. Upon the earlier of the date the Shares are evidenced in a book entry account maintained by the Transfer Agent, the date a certificate for the Shares are issued in the Employee’s name, or the date transferred to Employee’s Account, the Employee shall be a shareholder with respect to the Shares and shall have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares and to receive any dividends and other distributions paid with respect to the Shares.
(g)
Mandatory Holding Period. Employee shall maintain beneficial ownership of all Shares delivered as payment with respect to Earned Performance Stock Units, less any Shares disposed of in order to satisfy income tax withholding requirements, the until the earlier to occur of the first anniversary of the Vesting Date of such Shares or Employee’s termination of employment for any reason. For purposes hereof, beneficial ownership shall be determined in accordance with Section 16 of the Securities Exchange Act of 1934.
(h)
Cash Payment Election. Notwithstanding anything to the contrary herein, following a Change of Control of the Company, the Company or its successor, at its election, may elect to make any payment required to be made to the Employee pursuant to this Section 5 in cash rather than Shares.
6.
Taxes. The Company shall have the right to satisfy any obligation of the Company to withhold taxes or other amounts with respect to the Earned Performance Stock Units by withholding Shares otherwise deliverable to the Employee with respect to the Earned Performance Stock Units having a Fair Market Value equal to the amount of such tax or other withholdings, provided that the amount will not result in liability accounting for the Company. Furthermore, the Company may elect to deduct from any cash payment made to the Employee pursuant to this Agreement the amount of any taxes or other amounts which the Company is or will be required to withhold with respect to such cash payment.
7.
No Right to Employment. Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any such Subsidiary to terminate his employment at any time for any reason whatsoever, with or without Cause.
8.
Acknowledgement and Section 409A Compliance.
(a)
Employee acknowledges that neither the Company nor any of the Company’s affiliates, officers, shareholders, employees, agents or representatives has provided or is providing the undersigned with tax advice regarding the Performance Stock Units subject to this Agreement or any other matter, and the Company has urged the Employee to consult with his own tax advisor with respect to the income taxation consequences associated with the Performance Stock Units subject to this Agreement.
(b)
It is intended that this Award of Performance Stock Units comply with Section 409A of the Code, and this Award and the terms of this Agreement shall be interpreted and administered in a manner consistent with such intent, although in no event shall the

Company have any liability to the Employee if this Award or the terms of this Agreement are determined not to comply with Section 409A of the Code. For purposes of this Agreement, termination of employment means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h).
(c)
Whenever payment under this Agreement specifies a payment period with reference to a number of days (e.g., payment may be made within thirty (30) days after the Payment Date), the actual date of payment within the specified period will be determined solely by the Company.
(d)
If the Employee is a “specified employee” within the meaning of Section 409A of the Code at the time of his “separation from service” within the meaning of Section 409A of the Code, then any payment otherwise required to be made to him under this Agreement on account of his separation from service, to the extent such payment (after taking into account all exclusions applicable to such payment under Section 409A of the Code) is properly treated as deferred compensation subject to Section 409A of the Code, shall not be made until the first business day after (i) the expiration of six months from the date of the Employee’s separation from service, or (ii) if earlier, the date of the Employee’s death.
9.
Incorporation of Provisions of the Plan. All of the provisions of the Plan pursuant to which the Performance Stock Units are granted are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the terms contained in the Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meanings set forth in the Plan.
10.
Invalidity of Provisions. The invalidity or unenforceability of any provision of this Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, shall not affect the validity or enforceability of the remainder of this Agreement.
11.
Waiver and Modification. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.
12.
Interpretation. All decisions or interpretations made by the Committee with regard to any question arising under the Plan or this Agreement as provided by Section 4 of the Plan, shall be binding and conclusive on the Company and the Employee.
13.
Multiple Counterparts. This Agreement may be signed in multiple counterparts, all of which together shall constitute an original agreement. The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.
14.
Governing Law. This Agreement shall be governed by the laws of the State of Ohio.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Employee has hereunto set his hand, all as of the day and year first above written.

MYERS IN DUSTRIES, INC.

By:	/s/ Michael P. McGaugh
Its:	President and Chief Executive Officer

, Employee

Exhibit A

Myers Industries Performance Stock Unit Measures

in millions

	2022-2024 Performance Targets
	Threshold	Target	Maximum
Payout %	50.0%	100.0%	200.0%
3-year Cumulative EBITDA (in millions)

Myers rTSR Percentile Ranking	TSR Modifier (% of Target Units)
75th percentile or higher	125%
25th percentile to 74.99th percentile	100%
24.99th percentile or lower	75%